As filed with the Securities and Exchange Commission on May 16, 2001
                                                     Registration No. 333-57158
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                          AMENDMENT NO. 2 TO FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------

                              E*TRADE GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

                 Delaware                               94-2844166
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)              Identification Number)

                                ---------------

                              4500 Bohannon Drive
                          Menlo Park, California 94025
                                 (650) 331-6000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                              Christos M. Cotsakos
                      Chairman and Chief Executive Officer
                              E*TRADE Group, Inc.
                              4500 Bohannon Drive
                          Menlo Park, California 94025
                                 (650) 331-6000
     (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                    Copy to:
                             Bruce K. Dallas, Esq.
                             Davis Polk & Wardwell
                              1600 El Camino Real
                              Menlo Park, CA 94025
                                 (650) 752-2000

                                ---------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ---------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.



                   SUBJECT TO COMPLETION, DATED MAY 16, 2001


         PROSPECTUS




                                 78,928 Shares

                              E*TRADE GROUP, INC.
                                  Common Stock


     This prospectus relates to the offer and sale from time to time of 78,928 shares of our common stock held by the stockholders named in this prospectus.

     The prices at which selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

     The shares offered by this prospectus were originally issued in connection with our acquisition of E*TRADE Nordic AB, a Swedish corporation.


     Our common stock is listed on the New York Stock Exchange under the symbol "ET." On May 15, 2001, the closing price for the common stock was $9.00.


                        -------------------------------


     Investing in these securities involves risks. See our Quarterly Report on Form 10-Q for the period ended March 31, 2001 under the headings "Liquidity and Capital Resources" and "Risk Factors" in Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as amended, under the headings "Overview," "Liquidity and Capital Resources," and "Risk Factors" in Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations.


                        -------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        -------------------------------






================================================================================



                  The date of this prospectus is           , 2001

     You should rely only on the information contained in or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. This prospectus is not an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of the document.


               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS


     Any statements in this prospectus and in our filings with the Commission incorporated by reference in this prospectus that are not statements of historical information are forward-looking statements made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements, as well as other oral and written forward-looking statements made by or on behalf of us from time to time, including statements contained in our other filings with the Commission and our reports to shareowners, involve known and unknown risks and assumptions about our business and other factors which may cause our actual results in future periods to differ materially from those expressed in any forward-looking statements. Any such statement is qualified by reference to the risks and factors discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as amended, under the headings "Overview," "Liquidity and Capital Resources," and "Risk Factors" in Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations and in our Quarterly Report on Form 10-Q for the period ended March 31, 2001 under the headings "Liquidity and Capital Resources" and "Risk Factors," in Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations as well as in any of our subsequent filings with the Commission. These reports and filings are available from the Commission or may be obtained upon request from us. We caution that the risks and factors discussed in these filings are not exclusive. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this prospectus and in the filings with the Commission we incorporate by reference in this prospectus not to occur.



                              E*TRADE GROUP, INC.


     We, through our wholly-owned subsidiaries, including E*TRADE Securities, Inc., TIR (Holdings) Limited and E*TRADE Bank, are a leading provider of online financial services and have established a popular, branded destination Web site for self-directed investors. We offer financial products and services in the following three primary categories:

     o Domestic retail brokerage - our domestic retail brokerage products and services include fully-automated stock, option, fixed income and mutual fund order processing, online investment portfolio tracking, and access to financial market news and information. Revenues from these products and services were 71% of our net revenues in the fiscal year ended September 30, 2000

     o Banking - through our banking operations, we provide a wide range of FDIC-insured and other banking products and services through the Internet, telephones and ATMs. Revenues from these products and services were 10% of our net revenues in the fiscal year ended September 30, 2000.

     o Global and institutional brokerage - our global brokerage products and services are similar to those of our domestic retail brokerage operations except that they are provided to foreign investors through our international subsidiaries. Our institutional brokerage products and services are provided to institutional investors as opposed to retail investors, and revenues from these products and services were 13% of our net revenues in the fiscal year ended September 30, 2000.

     In addition, we also provide asset gathering and other services consisting primarily of our mutual fund operations and stock option and stock purchase plan services provided to corporations. Revenues from these asset gathering and other services, together with certain corporate investing activities, were 6% of our net revenues in the fiscal year ended September 30, 2000.

     We provide our services 24 hours a day, seven days a week by means of the Internet, touch-tone telephone (including interactive voice recognition) and direct modem access. Our proprietary transaction-enabling system includes a wide variety of functions and services that allow customers to open and monitor investment accounts and to place orders for equity, option, mutual fund and fixed income transactions. The primary components of our transaction-enabling system include a graphical user interface, the session manager, the transaction process monitor, the data manager, and the transaction processor. As our proprietary transaction-enabling system is designed and proven to be a flexible, "front-end" system, we are able to integrate it with a wide range of computing platforms used throughout the financial services industry in executing electronic commerce transactions. We believe that our proprietary technology can be adapted to provide transaction-enabling services in the financial services industry, including, but not limited to, investment banking, insurance, and correspondent clearing operations.


     Our principal executive office is located at 4500 Bohannon Drive, Menlo Park, California 94025. Our telephone number is (650) 331-6000. The address of our web site is www.etrade.com. The information on our web site does not form part of this prospectus. References to E*TRADE, "we", "us" and "our" in this prospectus refer to E*TRADE Group, Inc. and its subsidiaries unless the context requires otherwise.


                          MARKET FOR OUR COMMON EQUITY

     The following table shows the high and low sale prices of our common stock as reported by the Nasdaq National Market or the New York Stock Exchange, as applicable (we relisted from the Nasdaq National Market to the New York Stock Exchange in January 2001), for the periods indicated.

                                                                High      Low
                                                              --------  -------
Fiscal 1999:
First Quarter..............................................   $ 16.25   $ 2.50
Second Quarter.............................................   $ 33.22   $12.74
Third Quarter..............................................   $ 72.25   $29.38
Fourth Quarter.............................................   $ 42.63   $21.31

Fiscal 2000:
First Quarter..............................................   $ 40.00   $21.63
Second Quarter.............................................   $ 34.25   $19.19
Third Quarter..............................................   $ 31.19   $13.13
Fourth Quarter.............................................   $ 20.19   $13.19

Quarter ended December 31, 2000............................   $ 16.50   $ 6.66
Quarter ended March 31, 2001...............................   $ 15.38   $ 6.35


                              PLAN OF DISTRIBUTION

     We are registering for resale all 78,928 shares of common stock, par value of $0.01 per share, on behalf of current stockholders, a list of whom is set forth in this prospectus under "Selling Stockholders," or pledgees, donees, transferees or other successors in interest that receive those shares as a gift, partnership distribution or other non-sale related transfer, referred to in this prospectus as the selling stockholders. We will receive no proceeds from this offering. All of the shares were originally issued by us in connection with our acquisition of all of the outstanding shares of E*TRADE Nordic AB, a Swedish corporation.

     The selling stockholders may distribute shares of common stock from time to time as follows (if at all):

     o    to or through underwriters, brokers or dealers;

     o    directly to one or more other purchasers;

     o    through agents on a best-efforts basis; or

     o    otherwise through a combination of any such methods of sale.

     If a selling stockholder sells shares of common stock through underwriters, dealers, brokers or agents, those underwriters, dealers, brokers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the notes or shares of common stock.

     The shares of common stock may be sold from time to time:

     o in one or more transactions at a fixed price or prices, which may be changed;

     o    at market prices prevailing at the time of sale;

     o    at prices related to such prevailing market prices;

     o    at varying prices determined at the time of sale; or

     o    at negotiated prices.

     These sales may be effected in transactions:

     o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

     o    in the over-the-counter market;

     o in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

     o in transactions otherwise than on such exchanges or services or in the over-the-counter market;

     o    through the writing of options; or

     o    through other types of transactions.

     In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with brokers-dealers or others, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may pledge or grant a security interest in some or all of the common stock and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus. The selling stockholder also may transfer and donate shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus. The selling stockholder may sell short the common stock and may deliver this prospectus in connection with such short sales and use the shares of common stock covered by the prospectus to cover such short sales. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or any other available exemption from registration under the Securities Act may be sold under Rule 144 or another available exemption.

     At the time a particular offering of shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to brokers or dealers. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares offered hereby.

     Selling stockholders and any underwriters, dealers, brokers or agents who participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profits on the sale of the shares of common stock by them and any discounts commissions or concessions received by any such underwriters, dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     The selling stockholders and any other person participating in a distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act of 1934, as amended, referred to in this prospectus as the Exchange Act, and the rules and regulations under the Exchange Act, including, without limitation, Regulation M which may limit the timing of purchases and sales of shares of common stock by the selling stockholders and any other person participating in the distribution. Furthermore, Regulation M under the Exchange Act may restrict the ability of any person engaged in a distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     The selling stockholders will be responsible for any fees, disbursements and expenses of any counsel for the selling stockholders. All other expenses incurred in connection with the registration of the shares, including printer's and accounting fees and the fees, disbursements and expenses of our counsel will be borne by us. Commissions and discounts, if any, attributable to the sales of the shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We will indemnify the selling stockholders against claims arising out of any untrue statement of a material fact contained in the registration statement of which this prospectus constitutes a part or any omission to state therein a material fact necessary in order to make the statement made therein not materially misleading.

     We have undertaken to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the disposition of the securities offered by this prospectus or March 16, 2002. After this period, if we choose not to maintain the effectiveness of the registration statement of which this prospectus constitutes a part, the securities offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act.


                              SELLING STOCKHOLDERS

     None of the selling stockholders has had a material relationship with us within the past three years other than as a result of the ownership of the shares or other of our securities. No selling stockholder beneficially owns 1% or more of the outstanding shares of our common stock. The following table sets forth the number of shares of common stock owned by the selling stockholders, and the number of shares of common stock that will be owned assuming the sale of all the shares offered hereby:


Name of Selling        Number of Shares    Number of Shares Registered   Number of Shares Owned
Stockholder           Beneficially Owned       for Sale Hereby               After Offering
--------------------- ------------------   ---------------------------   -----------------------
Katarina Baalack              3,506                  2,006                         1,500
Viveka Blom                  12,366                 10,033                         2,333
Peter Edholm                 13,376                  6,688                         6,688
John Lundblad                23,224                 16,724                         6,500
Mattias Miksche              63,077                  3,010                        60,067
Linda Nuhma                   2,006                  1,003                         1,003
Johan Ostlund                 2,012                  2,006                             6
Manne Skoog                  41,994                 16,724                        25,270
Lisa Strom                    1,336                    668                           668
Per Sunbrandt                 5,990                  3,345                         2,645
Johan Tidestad                3,345                  3,345                             -


Name of Selling        Number of Shares    Number of Shares Registered   Number of Shares Owned
Stockholder           Beneficially Owned       for Sale Hereby               After Offering
--------------------- ------------------   ---------------------------   -----------------------
Robert Villingstam            6,688                  6,688                             -
Ulrika Wendt                 15,667                  6,688                         8,979
                            -------                 ------                       -------
         Total              194,587                 78,928                       115,659
                            =======                 ======                       =======


                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act file reports, proxy statements, information statements and other information with the Securities and Exchange Commission, referred to in this prospectus as the Commission. Reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain information about the operation of these public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus, referred to in this prospectus, together with all amendments and exhibits thereto, as the registration statement. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding us and the shares of common stock offered by this prospectus, reference is hereby made to the registration statement and to the exhibits and schedules filed with the registration statement. The registration statement, including the exhibits and schedules filed with the registration statement, may be inspected at the public reference facilities maintained by the Commission at Room 450, Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part may be obtained from that office upon payment of the prescribed fees.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-11921) pursuant to the Exchange Act are incorporated herein by reference:

     1. Our Annual Report on Form 10-K for the year ended September 30, 2000, filed on November 9, 2000, as amended;

     2. Our Amendment No. 1 on Form 10-Q/A for the period ended June 30, 2000;

     3. Our Transition Report on Form 10-QT for the period ended December 31, 2000;


     4. Our Quarterly Report on Form 10-Q for the period ended March 31, 2001;

     5. Current Report on Form 8-K, filed on January 19, 2001, as amended, and our Current Report on Form 8-K, filed on January 23, 2001;

     6. Our Current Report on Form 8-K, filed on January 25, 2001;

     7. The description of our common stock, $0.01 par value per share, and associated rights, contained in our registration statement on Form 8-A, filed on July 12, 1996, as amended by Amendment No. 1 on Form 8-A12B/A filed on February 12, 2001, including any amendment or report filed for the purpose of updating such description; and

     8. All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering.

     Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such document. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will provide upon written or oral request without charge to each person to whom this prospectus is delivered a copy of any or all of the documents which are incorporated in this prospectus by reference (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written requests for copies should be directed to E*TRADE Group, Inc., Investor Relations, 4500 Bohannon Drive, Menlo Park, California 94025. Our telephone number is (650) 331-6000.


                                 LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Davis Polk & Wardwell, Menlo Park, California.


                                    EXPERTS

     The consolidated financial statements of E*TRADE Group, Inc. and its consolidated subsidiaries (the "Company"), except for E*TRADE Financial Corporation and subsidiaries, as of September 30, 2000 and 1999, and for each of the three years in the period ended September 30, 2000, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of E*TRADE Financial Corporation and its subsidiaries (consolidated with those of the Company) not presented separately herein have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report incorporated herein by reference. Such consolidated financial statements of the Company and its consolidated subsidiaries are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by E*TRADE Group in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.


                       SEC Registration Fee                  $   149
                       Legal Fees and Expenses                28,500
                       Accounting Fees and Expenses           30,000
                       Transfer Agent Fees                     5,000
                       Miscellaneous                           5,000
                                                             -------
                                Total                        $68,649
                                                             =======


Item 15.  Indemnification of Directors and Officers

     Article Tenth of the registrant's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), as the same exists or as it may hereafter be amended, as described below, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Article 5 of the registrant's Bylaws further provides that the registrant shall, to the maximum extent and in the manner permitted by the DGCL, as described below, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant.

     In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers, and maintains officers' and directors' liability insurance.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16.   Exhibits

 5.1     Opinion of Davis Polk & Wardwell.*
23.1     Consent of Deloitte & Touche LLP, independent auditors.
23.2     Consent of Arthur Andersen LLP, independent public accountants.
23.3     Consent of Davis Polk & Wardwell.*
24.1     Power of Attorney.*

----------
*Previously filed with the initial filing of this Registration Statement.


Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on May 16, 2001.


                                         E*TRADE GROUP, INC.

                                         By: /s/ Leonard C. Purkis
                                            ----------------------------------
                                            Leonard C. Purkis
                                            Chief Financial Officer (Principal
                                            Financial and Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         Signature                           Title                     Date
         ---------                           -----                     ----

             *
---------------------------
   Christos M. Cotsakos       Chairman of the Board and Chief
                                Executive Officer (Principal
                                Executive Officer)



   /s/ Leonard C. Purkis
---------------------------
     Leonard C. Purkis        Chief Financial Officer (Principal    May 16, 2001
                                Financial and Accounting Officer)



             *
---------------------------
     William A. Porter        Chairman Emeritus


             *
---------------------------
       Peter Chernin          Director


             *
---------------------------
     Ronald D. Fisher         Director


             *
---------------------------
      William E. Ford         Director

             *
---------------------------
      David C. Hayden         Director


             *
---------------------------
       George Hayter          Director


             *
---------------------------
     Lewis E. Randall         Director


             *
---------------------------
     Lester C. Thurow         Director


* hereby signs this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 on May 16, 2001 on behalf of each of the indicated persons for whom she is attorney-in-fact pursuant to a power of attorney previously filed.




           By:  /s/ Brigitte VanBaelen
               ----------------------------------
               Name:  Brigitte VanBaelen
               Title: Chief Community Development
                      Officer

                               Index to Exhibits

Exhibit
Number                   Exhibit Title
-------                  -------------

 5.1       Opinion of Davis Polk & Wardwell.*
23.1       Consent of Deloitte & Touche LLP, independent auditors.
23.2       Consent of Arthur Andersen LLP, independent public accountants.
23.3       Consent of Davis Polk & Wardwell.*
24.1       Power of Attorney.*

----------
*Previously filed with the initial filing of this Registration Statement.